UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2006

FIRST ADVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31666	61-1437565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Progress Plaza, Suite 2400 St. Petersburg, Florida	33701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 214-3411

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2006, First Advantage Corporation’s, (the “Company”) Compensation Committee decided to recommend for adoption a senior executive annual incentive program for fiscal year 2006 (“2006 Incentive Program”), which memorializes the performance measurement to be used to determine whether certain senior executive of the Company are eligible to receive a bonus for 2006. Eligible participants include the Company’s “named executive officers”, which include the Chief Executive Officer, President, Chief Financial Officer, and Chief Operating Officer, and certain senior executives comprised of the Chief Information Officer, General Counsel and Division Presidents.

Bonuses granted under the 2006 Incentive Plan are expressed as a percentage of base salary and are awarded based on the achievement of certain quantitative and qualitative performance measurements with respect to the Chief Financial Officer, Chief Operating Officer, General Counsel, Chief Information Officer and Division Presidents. However, no bonuses will be awarded under the 2006 Incentive Plan if threshold quantitative measurements related to corporate financial goals are not met. The Chief Financial Officer, Chief Operating Officer, and Division Presidents have an opportunity to earn a bonus up to a maximum of 125 percent of their base salary, while the General Counsel and Chief Information Officer have an opportunity to earn a bonus up to 100 percent of their base salary. The weight of each of the performance measurements for each of the participants listed below is as follows:

Position	Quantitative Measurement (Corporate Goals)	Individual Qualitative Measurement	Maximum Percentage of Base Salary
Chief Financial Officer, John Lamson	100%	25%	125%
Chief Operating Officer, Akshaya Mehta	75%	50%	125%
Division Presidents, Evan Barnett, Andrew MacDonald, Howard Tischler, and Bart Valdez	25%	100%	125%
Chief Information Officer, Alan Missen	25%	75%	100%
General Counsel, Julie Waters	50%	50%	100%

The Chief Executive Officer and President, Messrs. Long and Nallathambi, shall be entitled to a cash bonus based upon a percentage of their respective base salaries upon the achievement of certain quantitative performance measurements related to corporate financial goals. For both, the maximum percentage of their base salary available for a cash bonus award is 125 percent. In addition to the cash bonus, both the Chief Executive Officer and President shall be eligible for an equity bonus, which will also awarded if threshold quantitative measurements related to corporate financial goals are met. The equity grant will be subject to vesting requirements over a measurable period of time. However, no cash bonus or equity bonus will be awarded to either if threshold quantitative measurements related to corporate financial goals are not met.

The cash bonus distributions under the 2006 Incentive Plan will be calculated at the end of the fiscal year, will be based upon the audited financial results of the Company and will be paid during the first quarter of 2007. Targets shall be prorated should an individual join the 2006 Incentive Plan part way through the year. The 2006 Incentive Plan is effective for fiscal 2006 and may be changed or modified at the discretion of the Committee and Board.

Upon adoption of the 2006 Incentive Plan by the Board, a summary shall be filed as an amendment to this filing, or in a new filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date: April 6, 2006	By:	/s/ John Lamson
	Name:	John Lamson
	Title:	Executive Vice President and
Chief Financial Officer